UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 17, 2017

Prudential Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-55084	46-2935427
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1834 West Oregon Avenue, Philadelphia, Pennsylvania	19145
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(215) 755-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Not applicable.

(e) Effective November 17, 2017, Prudential Bancorp, Inc. (the "Company"), Prudential Bank (the "Bank"), the wholly owned subsidiary of the Company, and Dennis Pollack, the President and Chief Executive Officer of the Company and the Bank, entered into an amendment (the "Pollack Amendment") to his prior amended and restated employment agreement dated as of December 19, 2016 (the "Pollack Prior Agreement"). In addition, the Company, the Bank and Anthony V. Migliorino, the Executive Vice President and Chief Operating Officer of the Company and Bank, entered into an amendment (the "Migliorino Amendment" and collectively with the Pollack Amendment, the "Amendments") to his prior employment agreement dated as of December 19, 2016 (the "Migliorino Prior Agreement" and collectively with the Pollack Prior Agreement, the "Prior Agreements"). The Amendments to the Prior Agreements were approved by the Compensation Committees of the Boards of Directors of the Company and the Bank.

Under the terms of the Amendments, the provisions addressing the applicability of Sections 4999 and 280G of the Code were revised to provide that if the payments that were otherwise payable to Mr. Pollack or Mr. Migliorino, as applicable, in connection with a termination after the occurrence of a Change in Control (as defined in the Prior Agreements) would trigger the imposition of an excise tax under Section 4999 of the Code, such amounts would be required to be reduced only if doing so would result in a greater tax amount to be retained by Mr. Pollack or Mr. Migliorino, as applicable.

With regard to the Migliorino Amendment, it also revised the Migliorino Prior Agreement to include in the definition of "Good Reason," as used in connection with a "Good Reason" termination, a material diminution in the budget over which Mr. Migliorino retains authority.

There were no other changes effected to the Prior Agreements pursuant to the Amendments.

The foregoing description of the Amendments is qualified in its entirety by reference to the Pollack Amendment and the Migliorino Amendment, copies of which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item	9.01	Financial Statements and Exhibits

	(a)	Not applicable.
	(b)	Not applicable.
	(c)	Not applicable.
	(d)	The following exhibits are included with this Report:

Exhibit No.	Description
10.1	Amendment No. 1 dated November 17, 2017 to the Amended and Restated Employment Agreement by and between Prudential Bancorp, Inc., Prudential Bank and Dennis Pollack dated December 19, 2016

10.2	Amendment No. 1 dated November 17, 2017 to the Employment Agreement by and between Prudential Bancorp, Inc., Prudential Bank and Anthony V. Migliorino dated December 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRUDENTIAL BANCORP, INC.

	By:	/s/Jack E. Rothkopf
	Name:	Jack E. Rothkopf
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

Date: November 22, 2017

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 1 dated November 17, 2017 to the Amended and Restated Employment Agreement by and between Prudential Bancorp, Inc., Prudential Bank and Dennis Pollack dated December 19, 2016

10.2	Amendment No. 1 dated November 17, 2017 to the Employment Agreement by and between Prudential Bancorp, Inc., Prudential Bank and Anthony V. Migliorino dated December 19, 2016